UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2021

AKERNA CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39096	83-2242651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Larimer Street, #246, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 932-6537

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KERN	NASDAQ Capital Market
Warrants to purchase one share of Common Stock	KERNW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

Annual Meeting of Stockholders

On June 7, 2021, the Company held its 2021 Annual General Meeting of Shareholders (the “Meeting”). The matters submitted for a vote and the related results are set forth below. A more detailed description of each proposal is set forth in the Company’s proxy statement on Schedule 14A, as filed with the Commission on April 27, 2021. A total of 14,634,131 shares of common stock were present at the Meeting, in person or by proxy, representing approximately 56.76% of the issued and outstanding voting shares of the Company on the record date for the Meeting, consisting of 24,136,076 shares of common stock and one special voting share entitled to 1,647,287 votes at the Meeting.

The voting results were as follows:

Proposal One - Election of Class III Directors

All directors nominated were elected as Class III directors to the Company’s board of directors.

	For	Against	Withhold	Broker Non-Vote
(1) Jessica Billingsley	5,243,315	0	575,239	8,815,577
(2) Scott Sozio	5,104,108	0	714,446	8,815,577
(3) Barry Fishman	5,756,826	0	61,728	8,815,577

Proposal Two– Ratification of the Appointment of Auditors

By a resolution passed, the appointment of Marcum LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, was ratified by the stockholders.

For	Against	Abstain
13,995,696	326,449	311,986

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 7, 2021	AKERNA CORP.

	By:	/s/ John Fowle
		Name:	John Fowle
		Title:	Chief Financial Officer

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